Exhibit 21

LYONDELL CHEMICAL COMPANY
SUBSIDIARIES
(as of December 31, 2007)

NAME	Type of Entity	Jurisdiction
CUE Insurance Limited	corporation	Bermuda
DR Insurance Company	corporation	Kentucky
Equistar Bayport, LLC	limited liability	Delaware
Equistar Chemicals, LP	limited partnership	Delaware
Equistar Chemicals de Mexico, Inc.	corporation	Delaware
Equistar Funding Corporation	corporation	Delaware
Equistar Mont Belvieu Corporation	corporation	Delaware
Equistar Olefins Offtake, LP	limited partnership	Delaware
Equistar Olefins Offtake G.P., LLC	limited liability	Delaware
Equistar Olefins G.P., LLC	limited liability	Delaware
Equistar Polyproylene, LLC	limited liability	Delaware
Equistar Receivables, LLC	limited liability	Delaware
Equistar Receivables II, LLC	limited liability	Delaware
Equistar Transportation Company, LLC	limited liability	Delaware
Eurogen C.V.	limited partnership	Netherlands
Glidco Inc.	corporation	Delaware
Houston Refining LP	limited partnership	Delaware
H.W. Loud Co.	corporation	California
KIC Ltd.	corporation	Bermuda
LaPorte Methanol Company, L.P.	limited partnership	Delaware
Lyondell Asia Pacific, Ltd.	corporation	Delaware
Lyondell Asia Holdings Limited	corporation	Hong Kong
Lyondell Bayport, LLC	limited liability	Delaware
Lyondell Centennial Corp.	corporation	Delaware
Lyondell Chemical Delaware Company	corporation	Delaware
Lyondell Chemical Espana Co.	corporation	Delaware
Lyondell Chemical Europe, Inc.	corporation	Delaware
Lyondell Chemical Holding Company	corporation	Delaware
Lyondell Chemical International Company	corporation	Delaware
Lyondell Chemical Italia S.r.L.	corporation	Italy
Lyondell Chemical Nederland, Ltd.	corporation	Delaware
Lyondell Chemical Overseas Services, Inc.	corporation	Delaware
Lyondell Chemical Pan America, Inc.	corporation	Delaware
Lyondell Chemical Products Europe,LLC	limited liability	Delaware
Lyondell Chemical Properties, L.P.	limited partnership	Delaware
Lyondell Chemical Technology 1 Inc.	corporation	Delaware
Lyondell Chemical Technology, L.P.	limited partnership	Delaware
Lyondell Chemical Technology Management, Inc.	corporation	Delaware
Lyondell Chemical Wilmington, Inc.	corporation	Delaware
Lyondell Chimie France LLC	limited liability	Delaware
Lyondell Chimie France SAS	stock company	France
Lyondell Chimie TDI SCA	limited partnership	France
Lyondell China Holdings Limited	corporation	Hong Kong
Lyondell-DNT Limited Partnership	limited partnership	Delaware
Lyondell-Equistar Holdings Partners	general partnership	Delaware
Lyondell Europe Holdings Inc.	corporation	Delaware
Lyondell Funding II, LLC	limited liability	Delaware
Lyondell France Holdings SAS	stock company	France
Lyondell General Methanol Company	corporation	Delaware
Lyondell Greater China Holdings Limited	limited corporation	China
Lyondell Greater China, Ltd.	corporation	Delaware
Lyondell Greater China Trading Limited	limited corporation	PRC
Lyondell Houston Refinery Inc.	corporation	Delaware
Lyondell Intermediate Holding Company	corporation	Delaware
Lyondell LP3 GP, LLC	limited liability	Delaware
Lyondell LP3 Partners, LP	limited partnership	Delaware
Lyondell LP4 Inc.	corporation	Delaware
Lyondell (Pelican) Petrochemical L.P.1, Inc.	corporation	Delaware
Lyondell Petrochemical L.P. Inc.	corporation	Delaware
Lyondell PO11 C.V.	limited partnership	Netherlands
Lyondell POJVGP, LLC	limited liability	Delaware
Lyondell POJVLP, LLC	limited liability	Delaware
Lyondell POTechGP, Inc.	corporation	Delaware
Lyondell POTechLP, Inc.	corporation	Delaware
Lyondell Refining I LLC	limited liability	Delaware
Lyondell Refining Company LP	limited partnership	Delaware
LyondellBasell Receivables I LLC	limited liability	Delaware
MHC Inc.	corporation	Delaware
Millennium America Holdings Inc.	corporation	Delaware
Millennium America Inc.	corporation	Delaware
Millennium Chemicals Inc.	corporation	Delaware
Millennium Holdings, LLC	limited liability	Delaware
Millennium Methanol GP Inc.	corporation	Delaware
Millennium Methanol LP Inc.	corporation	Delaware
Millennium Petrochemical Corporation Limited	private limited	United Kingdom
Millennium Petrochemicals GP LLC	limited liability	Delaware
Millennium Petrochemicals Inc.	corporation	Virginia
Millennium Petrochemicals LP LLC	limited liability	Delaware
Millennium Petrochemicals Partners, LP	limited partnership	Delaware
Millennium Specialty Chemicals Inc.	corporation	Delaware
Millennium US Op Co, LLC	limited liability	Delaware
Millennium Worldwide Holdings I Inc.	corporation	Delaware
MWH South America LLC	limited liability	Delaware
National Distillers and Chemical Corporation	corporation	Delaware
Ningbo ZRCC Lyondell Chemical Co. Ltd.	joint venture	China
Olefins JV, LP	limited partnership	Delaware
PD Glycol LP	limited partnership	Texas
PO JV, LP	limited partnership	Delaware
PO Offtake, LP	limited partnership	Delaware
POSM Delaware, Inc.	corporation	Delaware
POSM II Limited Partnership, L.P.	limited partnership	Delaware
POSM II Properties Partnership, L.P.	limited partnership	Delaware
Quantum Acceptance Corporation	corporation	Delaware
Quantum Chemical Corporation	corporation	Delaware
Quantum Pipeline Company	corporation	Illinois
SCM Chemicals Inc.	corporation	Delaware
SCM Europe S.A.	corporation	Belgium
Smith Corona Marchant Finance A.G.	corporation	Switzerland
Steamelec B.V.	limited liability	Netherlands
Suburban Propane GP, Inc.	corporation	Delaware
Technology JV, LP	limited partnership	Delaware
U.S. Industries Worldwide Corporation	corporation	Panama